                                                                    Exhibit 11.1

                               THOMPSON PBE, INC.

        COMPUTATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE

                                                                       THREE MONTHS ENDED
                                                                           MARCH 31
                                                                 -----------------------------
                                                                     1997              1996
                                                                 -----------      ------------
  Common stock outstanding, beginning of period ............        8,640,354        8,663,421
  Issuance of common stock ..................................           4,730               --
  Repurchase of Common Stock ................................              --               --
  Exercise of options .......................................              --               --
                                                                  -----------      -----------
  Common stock outstanding, end of period ...................       8,645,084        8,663,421
                                                                  ===========      ===========

PER SHARE DATA:
Weighted average shares outstanding during the period,
  assuming exercise of options and warrants .................       8,703,835        9,195,427
Shares assumed to be repurchased under the treasury stock
  method at an assumed average fair market value per share of
  $5.78 and $13.94 in 1997 and 1996, respectively ...........         (11,016)        (292,523)
                                                                  -----------      -----------
Total shares used in computing Earnings Per Share data ......       8,692,819        8,902,904
                                                                  ===========      ===========
Net income ..................................................     $   321,000      $ 1,034,000
                                                                  ===========      ===========
EARNINGS PER SHARE DATA:
Net income per common and common
  equivalent share ..........................................           $0.04            $0.12

                                                                    Exhibit 11.1

                               THOMPSON PBE, INC.

        COMPUTATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE

                                                                                           SIX MONTHS ENDED
                                                                                               MARCH 31
                                                                                    ----------------------------
                                                                                       1997              1996
                                                                                    -----------      -----------
  Common stock outstanding, beginning of period ...............................       8,692,438        6,391,946
  Issuance of common stock in
     connection with secondary public offering ................................                        2,271,475
  Repurchase of outstanding common stock ......................................         (63,700)              --
  Exercise of options .........................................................          16,346               --
                                                                                    -----------      -----------
  Common stock outstanding, end of period .....................................       8,645,084        8,663,421
                                                                                    ===========      ===========
PER SHARE DATA:
Weighted average shares outstanding during the period,
  assuming exercise of options and warrants ...................................       8,937,278        9,147,457

 Shares assumed to be repurchased under the treasury stock method at an average fair market value per share of $6.52 and $15.25
   at March 31, 1997 and 1996, respectively ...................................        (205,227)        (286,849)
                                                                                    -----------      -----------
  Total shares used in computing Historical Per Share data ....................       8,732,051        8,860,608
                                                                                    ===========      ===========
Net income ....................................................................     $   543,000      $ 1,901,000
                                                                                    ===========      ===========
EARNINGS PER SHARE DATA:
Net income per common and common
  equivalent share ............................................................           $0.06            $0.21



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